ACQUISITION PURSUANT TO 10(F)3
Schedule A - Equities
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					This Purchase			Comparison			Comparison 2
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Security Information

Issuer				Transportes AzKar S.A.		Funespana S.A.		Superdiplo S.A.
Market on which traded		Madrid				Madrid			Madrid

First Date of Sale		02/02/1999				12/11/1998			05/14/1998

Offering Price			11.25 Euros				2225 Ptas			3250 Ptas

Principal Amount of Offering	13,776,000 shares			3,449,084 shares		12,785,764 shares

Commission/Spreads on profit	4%					prices net			prices net

Written Statement Price
no higher				Yes					Yes				Yes

Eligible Offering/pre-
emptive rights			Waived				waived			waived

Eligible 144(a) Offering	n/a					n/a				n/a

Principal Amount of same
class sold to QIBs		n/a					n/a				n/a

Principal amount of same
class in concurrent
public Offering			n/a					n/a				n/a

If Eligible 144(a)		n/a (Reg S offering)		n/a (Reg S offering)	n/a (Reg S offering)

Exempt from registration
under S4(2) SA93 or
Rules 501-8				n/a					n/a				n/a

Seller reasonably believes
buyers are QIBs			n/a					n/a				n/a

Seller reasonably believes
securities eligible for
resale to QIBs			n/a					n/a				n/a

If Eligible Foreign
Offering				Yes					Yes				Yes

Regulation by foreign
financial regulatory
authority				Comision Nacional del 		Comision Nacional del 	Comision Nacional
Mercadode Valores			Mercado de Valores		del Mercado de
														Valores

Securities offered at
fixed price to all		yes					yes				yes
(except pre-emptive rights)	n/a					n/a				n/a

2 yrs audited financial
statements vis that
authority				yes					yes				yes

available to
public/purchasers			n/a					n/a				n/a

domestic issuers			n/a					n/a				n/a

a class reg under 12(b)
or 12(g) 1934 Act			n/a					n/a				n/a

required to file reports
re 15(d) 1934 Act			n/a					n/a				n/a

files requisite material
pursuant to 13(a) or 15(d)
for at least 12 months		n/a					n/a				n/a

Representation that
sufficient info to ensure
secs marketable			n/a					n/a				n/a

1st public offering		yes					yes				yes

Total market
Capitalization			E364m					Ptas 23.4bn			Ptas 165.7bn
In US$				$415m					$160m				$1.1bn

Continuous Dividends/share	no					no				no

Average Trading Volume
(4 weeks)				E 350,000 (daily)			E 300,000 (daily)		E 1,500,000 (daily)

Industry Sector			Transport				Logistics			Distribution

Yrs Continuous Operation	51					8				5

Trade Details
General Information

Date Purchase			02/02/1999				not purchased		05/08/1998

Settlement Date			02/05/1999				12/15/1998			05/12/1998

Par Value				E0.246414				Ptas50			Ptas100

Affiliated Broker Dealer
Manager/Co-Manager		Deutsche Bank			none				none

Firm Commitment
Underwriting			yes					yes				yes

Registered with SEC		no					no				no

Fund Information

Fund Name				Morgan Grenfell International	n/a				Morgan Grenfell 					Small
Cap Equity Fund, Morgan						International Small 					Grenfell European Small
Cap						Cap Equity Fund, 					Equity Fund									Morgan Grenfell
														European Small 															Cap Equity Fund

Amount of Purchase		9,200 and 1,200 shares		n/a				26,600 and 1,500
														shares

Underwriter(s) from whom
Purchased				Merrill Lynch			n/a				Salomon Smith
														Barney

% of Principal amount
purchased by fund			Total 0.015%			n/a				Total 0.22%

% of Principal amount
purchased by Associated
Funds					Total 0.015%			n/a				Total 0.22%

Total					Total 0.015%			n/a				Total 0.22%

% of QIBs and public
offering purchased
by fund				n/a					n/a				n/a

% of QIBs and public
offering purchased by
associated funds			n/a					n/a				n/a

Total					n/a					n/a				n/a
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